Exhibit 99.1

Paul R. Lucchese, Esq.

Candela Corporation

(508) 358-7400, Ext. 310

paul.lucchese@candelalaser.com

COURT STAYS PATENT INFRINGEMENT SUIT BROUGHT

AGAINST CANDELA BY PALOMAR

WAYLAND, MA, November 18, 2008 — Candela Corporation (NASDAQ: CLZR) announced today that the United States District Court for the District of Massachusetts agreed to stay the patent litigation that Palomar Medical Technologies, Inc. (“Palomar”) brought against the Company in August 2006.  In that suit, Palomar asserts that the Company infringed upon U.S. Patent No. 5,735,844 (the ‘”844 Patent”) and U.S. Patent No. 5,595,568, which is related to the ‘844 Patent (the ‘”568 Patent”).

The Company filed a motion requesting a stay of the lawsuit on October 31, 2008 after learning of a third party’s re-examination request that was filed with the United States Patent and Trademark Office (the “PTO”) on July 10, 2008, which was granted by the PTO on August 29, 2008.

Gerard E. Puorro, Candela’s President and Chief Executive Officer, said: “We are pleased with the court’s ruling to stay the litigation while the PTO re-examines the validity of the patents at issue.  While every re-examination has varying timeframes for resolution, according to the PTO statistics reported as of June 30, 2008, average pendency of re-examination is 24.3 months.  We remain resolute in our belief that, not only do we not infringe these patents, but that the patents themselves are invalid.”  Puorro continued: “While, the re-examination is pending, we expect a precipitous drop in our legal expenses while we work to restore profitability to the Company.”

About CANDELA:  Candela Corporation manufactures and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in 86 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 20 years ago, and currently has an installed base of over 13,500 systems worldwide. Visit Candela on the Web at http://www.candelalaser.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties. Such statements may relate to, among other things, the pendency of re-examinations of the ‘844 Patent and the ‘568 Patent before the PTO, our alleged infringement of the ‘844 Patent and the ‘568 Patent, the validity of the ‘844 Patent and the ‘568 Patent, our expected legal expenses, our exploration of strategic and operational alternatives, the expected recovery of our industry, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock. The risks and uncertainties that may affect forward-looking statements include, among others: the availability of, and our ability to successfully implement, strategic and operational alternatives, the cancellation or deferral of customer orders, the risk of a material adverse judgment or increased litigation-related expenses  in pending litigation matters, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals. Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC. Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.